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Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this 14 day of February, 2003, between LIBERTY MEDIA CORPORATION,, a corporation organized and existing under the laws of the State of Delaware, United States of America ("Liberty"), and SUMITOMO CORPORATION, a corporation organized and existing under the laws of Japan (the "Purchaser").

        This Agreement is made pursuant to the Stock Purchase Agreement, dated as of the date hereof, between Liberty and the Purchaser (the "Purchase Agreement"), which provides, in part, for the sale by Liberty to the Purchaser of an aggregate of 13,336,976 shares (the "Shares") of Liberty's Series A common stock, par value $.01 per share ("Liberty Stock"). Pursuant to Section 3(b)(3) of the Purchase Agreement, Liberty has agreed to provide to the Purchaser the registration rights set forth in this Agreement.

Section 1. DEFINITIONS; INTERPRETATION.

        1.1    Definitions.    As used in this Agreement, the following terms have the following meanings.

        "Action" has the meaning set forth in Section 3.3.

        "Assignment Notice" has the meaning set forth in Section 4.3.

        "Blackout Period" has the meaning set forth in Section 2.4(c).

        "Commission" means the Securities and Exchange Commission.

        "Counterpart Signature Page" has the meaning set forth in Section 4.3.

        "Effective Date" means the date on which the Liberty Registration Statement is first declared effective under the Securities Act.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Filing Date" means the date upon which Liberty files with the Commission its Annual Report on Form 10-K for its fiscal year ended December 31, 2002.

        "Holdback Period" has the meaning set forth in Section 2.4(d).

        "Liberty" has the meaning set forth in the Preamble.

        "Liberty Registration Statement" has the meaning set forth in Section 2.1.

        "Liberty Stock" has the meaning set forth in the Preamble.

        "Material Event" has the meaning set forth in 2.4(e).

        "Permitted Assignee" has the meaning set forth in Section 4.3.

        "Person" means an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        "prospectus" has the meaning set forth in Section 2.1.

        "Purchaser" has the meaning set forth in the Preamble and, subject to Section 4.3 hereof, shall include each Permitted Assignee.

        "Purchaser Indemnified Parties" has the meaning set forth in Section 3.2.

        "Registered Shares" means (a) the Shares issued and delivered to the Purchaser in accordance with the Purchase Agreement and (b) any securities issued with respect to or in exchange for the Shares by way of a stock dividend or stock split or in connection with any combination of shares, a recapitalization or a merger, consolidation or other reorganization. As to any particular Shares, held by the Purchaser or any Permitted Assignee, such Shares shall cease to be Registered Shares when (i) the Liberty Registration Statement shall have become effective under the Securities Act and such Registered Shares shall have been disposed of in accordance with the Liberty Registration Statement, (ii) such Shares shall have been distributed pursuant to Rule 144 (or any successor provision then in force) under the Securities Act, (iii) such Shares have been repurchased by Liberty or any of its affiliates, (iv) such Shares shall, in the opinion of counsel satisfactory to Liberty and the Purchasers, become eligible for sale pursuant to Rule 144 in a single sale without any limitation as to volume, (v) such Shares shall be sold, transferred or otherwise disposed of to a Person that is not a Permitted Assignee or (vi) such Shares shall cease to be outstanding.

        "Registration Expenses" means the following expenses incident to Liberty's performance of its obligations hereunder: (i) registration and filing fees with the Commission; (ii) fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees, charges and disbursements of "blue sky" counsel); (iii) printing expenses, messenger and delivery expenses; (iv) fees and expenses incurred in connection with the listing of the Registered Shares on the New York Stock Exchange or on such securities exchange or other national market system on which the Liberty Stock may then be principally traded; and (v) fees, disbursements and expenses of counsel for Liberty and of Liberty's independent certified public accountants, including, without limitation, the fees, charges and expenses of any special audits. The term "Registration Expenses" does not include, and Liberty shall not be responsible for: (1) brokerage commissions, underwriting discounts and commissions and transfer taxes attributable to the sale of any of the Registered Shares; (2) fees and disbursements of any underwriters or underwriters counsel; (3) fees and disbursements of counsel or of any experts retained by the Purchaser in connection with the registration of the Registered Shares or the disposition of such securities; or (4) any other out-of-pocket expenses of the Purchaser in connection with the offer and sale of the Registered Shares.

        "Registration Period" means the period commencing on the Effective Date and ending on the first anniversary of the Effective Date.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Seller Indemnified Parties" has the meaning set forth in Section 3.1.

        "Share Transfer" has the meaning set forth in Section 4.3

        "Shares" has the meaning set forth in the Preamble.

        "Subsidiary," when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, (i) that such Person directly or indirectly controls or is under direct or indirect control with such Person (where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise) (ii)of which such Person or any Subsidiary of such Person is a general partner or (ii) of which such Person, one or more of its Subsidiaries or such Person together with one or more of its Subsidiaries holds or controls, directly or indirectly, more than 50% of the securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors (or others performing similar functions with respect to such corporation or other organization).

        All other capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

        1.2    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise clearly indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

Section 2. REGISTRATION.

        2.1    Registration Procedures.    As soon as practicable following the Filing Date, Liberty shall file with the Commission a registration statement on an appropriate form pursuant to Rule 415 under the Securities Act registering the resale by the Purchaser of the Registered Shares (the "Liberty Registration Statement"), and Liberty shall use its commercially reasonable efforts to cause the Liberty Registration Statement to be declared effective by the Commission as soon as practicable. In connection with such registration of the Shares, Liberty shall:

          (i)    prepare and file with the Commission such amendments and supplements to the Liberty Registration Statement and the prospectus used in connection therewith (and to file such prospectus, as so amended or supplemented under Rule 424 under the Securities Act, if required) (each, a "prospectus") as may be necessary to keep the Liberty Registration Statement continuously effective until the earlier of (A) the expiration of the Registration Period and (B) such date that all Registered Shares included in such registration statement have been disposed of in accordance with the intended methods of disposition thereof as set forth in such registration statement or have otherwise ceased to be Registered Shares, and to comply with the provisions of the Securities Act with respect to the disposition of all Registered Shares covered by the Liberty Registration Statement;

          (ii)    promptly furnish to the Purchaser such number of conformed copies of the Liberty Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in the Liberty Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 of the Securities Act, and such other documents as the Purchaser may reasonably request to facilitate the disposition of the Registered Shares in accordance with the intended methods of disposition thereof as set forth in the Liberty Registration Statement;

          (iii)    use its commercially reasonable best efforts to register or qualify all the Registered Shares under such securities or "blue sky" laws of such jurisdictions as the Purchaser shall reasonably request (given the intended methods of distribution), and do any and all other acts and things that may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Registered Shares covered by such registration statement; provided that in connection therewith Liberty shall not be required to register or qualify any Registered Shares under the securities or "blue sky" laws of any jurisdiction where Liberty would be required (x) to qualify to do business as a foreign corporation or as a dealer in such jurisdiction, (y) to conform its capitalization or the composition of its assets at the time to the securities or "blue sky" laws of such jurisdiction or (z) to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registered Shares covered by such registration statement or subject itself to taxation in such jurisdiction;

          (iv)    immediately notify the Purchaser in writing, at any time when a prospectus relating thereto is required to be delivered pursuant to the Securities Act, of the happening of any event that comes to the attention of Liberty and as a result of which the prospectus included in such registration statement, as then in effect, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to Section 2.4(e), Liberty will promptly prepare and furnish to the Purchaser a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such

  Registered Shares, such prospectus will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v)    immediately notify the Purchaser of the issuance or, to the knowledge of Liberty, threatened issuance of any stop order by the Commission suspending the effectiveness of the Liberty Registration Statement or of the receipt by Liberty of any notification with respect to the suspension or threatened suspension of the qualification of any Registered Shares for sale under the securities or blue sky laws of any jurisdiction, and Liberty shall take all reasonably practicable action necessary (A) to prevent the entry of any threatened stop order or any threatened suspension or (B) to remove at the earliest practicable time any stop order or lift any suspension if entered;

          (vi)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders as promptly as practicable an earnings statement covering a period of twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (vii)    use its reasonable best efforts to cause the Registered Shares to be listed on the New York Stock Exchange or on such other securities exchange or national market system on which the Liberty Stock is then principally traded; and

          (viii)    take all other steps reasonably necessary to effect the registration of the Registered Securities contemplated hereby.

        2.2    Registration Expenses.    Liberty will pay all Registration Expenses in connection with the registration of Registered Shares pursuant to Section 2.1. The Purchaser will pay, and hold Liberty harmless from, all other costs and expenses incurred by or on behalf of the Purchaser in connection with an offer and sale or other disposition of Registered Shares pursuant to this Agreement. For the avoidance of doubt, this Section 2.2 does not apply to any costs and expenses that may be payable by Liberty under Section 3.

        2.3    Preparation; Reasonable Investigation.    In connection with the preparation and filing of the Liberty Registration Statement, Liberty shall provide the Purchaser and its attorneys and accountants the opportunity to participate in the preparation of such registration statement, the prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall make available and give each of them, during normal business hours, such access to Liberty's books and records, pertinent corporate documents and such opportunities to discuss the business of Liberty and its subsidiaries with its employees, independent certified public accountants and legal counsel as shall be necessary for the Purchaser to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. The Purchaser shall conduct its due diligence investigation in such a manner so as to avoid any undue disruptions to the ongoing business operations of Liberty. Liberty shall not file the Liberty Registration Statement, any prospectus included therein or any amendment thereof or supplement thereto with the Commission over the reasonable and timely objections of counsel for the Purchaser; provided, that such counsel and Liberty shall use their respective good faith efforts to resolve such objections on a basis reasonably satisfactory for such counsel which will permit such filing to be promptly made; and provided further, that Liberty may file over such objections, after using its good faith efforts to resolve such objections, if counsel to Liberty advises it in writing that such filing conforms in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

        2.4    Certain Covenants.    The Purchaser agrees with Liberty as follows:

          (a)    The Purchaser shall furnish to Liberty such information regarding itself, its intended method of distribution of Registered Shares and such other information as Liberty may from time to time reasonably request for purposes of preparation of the Liberty Registration Statement and to maintain the effectiveness of such registration statement.

          (b)    At least thirty-six (36) hours prior to any disposition of Registered Shares by the Purchaser, the Purchaser under the Liberty Registration Statement will orally advise Liberty of the dates on which such disposition is expected to commence and terminate, the number of Registered Shares it reasonably expects to be sold, the intended method of disposition and such other information as Liberty may reasonably request in order to supplement the prospectus contained in the Liberty Registration Statement or filed pursuant to Rule 424 under the Securities Act in accordance with the rules and regulations of the Commission. Promptly after receiving such advice, Liberty will, if necessary, (i) prepare a supplement to the prospectus based upon such advice and file the same with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with applicable Law and (ii), if necessary, qualify the Registered Shares to be sold under the securities or blue sky laws of such jurisdictions in the United States as the Purchaser shall reasonably request (subject to the proviso set forth in Section 2.1(iii) of this Agreement).

          (c)    Liberty, in any event, may postpone the filing or the effectiveness of the Liberty Registration Statement or suspend, at any time or from time to time, the use of the Liberty Registration Statement for a period of time, not to exceed in any single instance 30 days, and in all instances an aggregate of 60 calendar days (a "Blackout Period");, if Liberty determines that the filing or continued use of the Liberty Registration Statement would (x) require the public disclosure of material non-public information concerning any material transaction or material negotiations involving Liberty or any of its affiliates that, in the good faith judgment of the Board of Directors of Liberty (or the executive committee thereof), would materially interfere with such transaction or negotiations or, (y) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of Liberty (or the executive committee thereof), would adversely affect or otherwise be detrimental to Liberty. Liberty shall provide the Seller with written notice of its commencement of a Blackout Period and of the termination of such Blackout Period. Notwithstanding the foregoing, at least five business days shall elapse between the end of one Blackout Period and the beginning of another Blackout Period.

          (d)    The Purchaser agrees that, upon receipt of any written notice from Liberty of the happening of any event of the kind described in Section 2.1(iv) (a "Material Event"), the Purchaser will forthwith discontinue disposition of the Registered Shares pursuant to the Liberty Registration Statement until receipt of copies of the supplemented or amended prospectus contemplated by Section 2.1(iv), and, if so requested by Liberty, will deliver to Liberty all copies of the prospectus covering the Registered Shares in its possession at the time of receipt of such notice; provided, that if, at the time of receipt of such notice, (x) the Purchaser has complied with its obligations under Section 2.4(b), (y) the Purchaser has sold Registered Shares but not yet delivered such shares and (z) the misstatement or omission arising from the Material Event is not of a nature that would require a post-effective amendment to the Liberty Registration Statement, then Liberty shall use its commercially reasonable best efforts to take such action (including preparing and delivering a prospectus supplement or filing a current report on Form 8-K) as will permit such shares to be timely delivered.

          (e)    The Purchaser shall, at any time it is engaged in a distribution of Registered Shares, comply with all applicable laws, including Regulation M promulgated under the Exchange Act and (i) will not engage in any stabilization activity in connection with the securities of Liberty in contravention of such rules, (ii) will distribute the Registered Shares solely in the manner described in the Liberty Registration Statement and (iii) will not bid for or purchase any securities of Liberty or attempt to induce any person to purchase any securities of Liberty other than as permitted under the Exchange Act.

          (f)    The Purchaser shall provide such information and materials, execute all such documents and take all such other actions as Liberty shall reasonably request in order to permit Liberty to comply with all applicable requirements of Law and to effect the registration of the resale of the Registered Shares.

Section 3. INDEMNIFICATION.

        3.1    Indemnification by Liberty.    Liberty will indemnify and hold harmless, to the full extent permitted by law, the Purchaser and each of its Subsidiaries, directors, officers, partners and Permitted Assignees and each other Person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act ("Seller Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, and expenses to which the Seller Indemnified Parties, or any of them, may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Liberty Registration Statement, any preliminary, final or summary prospectus included therein or filed under Rule 424, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Liberty Registration Statement, in light of the circumstances in which they were made), and Liberty will reimburse such Seller Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability, action or proceeding against receipt of reasonably detailed invoices therefor; provided, that Liberty shall not be liable to any Seller Indemnified Party to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) any actual or alleged untrue statement in or any actual or alleged omission from, the Liberty Registration Statement or amendment or supplement thereto or any preliminary, final or summary prospectus, in reliance upon and in conformity with written information furnished by or on behalf of the Seller Indemnified Parties to Liberty specifically for use in the preparation thereof, (ii) any actual or alleged untrue statement of a material fact or any actual or alleged omission of a material fact required to be stated in any preliminary prospectus if any Seller Indemnified Party sells Registered Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Liberty had previously furnished copies thereof to the Seller Indemnified Parties, or any of them, and such final prospectus, as then amended or supplemented, corrected any such misstatement or omission, (iii) the delivery of any prospectus by or on behalf of any Seller Indemnified Parties more than 24 hours after Liberty has notified the Purchaser, in accordance with Section 2.1(iv), that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) the use of any prospectus by or on behalf of the Seller Indemnified Parties after such time as the obligation of Liberty under Section 2.1(i) to keep the related registration statement effective has expired or (v) any violation of any federal or state securities laws, rules or regulations committed by any Seller Indemnified Parties (other than any violation that arises out of or is based upon the circumstances described in clause (x) or (y) above and as to which the Seller Indemnified Parties would otherwise be entitled to indemnification hereunder).

        3.2    Indemnification by the Purchaser.    The Purchaser will indemnify and hold harmless Liberty, each of its directors and officers, and each Person, if any, who controls Liberty within the meaning of the Securities Act or the Exchange Act (the "Purchaser Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which the Purchaser Indemnified Parties, or any of them, may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (w) any untrue statement or alleged untrue statement of any material fact contained in the Liberty Registration Statement, any preliminary, final or summary prospectus included therein or in any prospectus filed pursuant to Rule 424, or amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Liberty by or on behalf of the Purchaser specifically for use in the preparation thereof, (x) the delivery of any prospectus by or on behalf of the Purchaser (i) more than 24 hours after Liberty has notified the Purchaser, in accordance with Section 2.1(iv), that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) after such time as the obligation of Liberty to keep the Liberty Registration Statement effective and current has expired, (y) the failure to send or deliver to a Person to whom the Purchaser sells or transfers Registered Shares, at or prior to the written confirmation of sale or transfer, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Liberty had previously furnished copies thereof to the Purchaser or its representatives, or (z) any violation by the Purchaser of any federal or state securities law or rule or regulation thereunder (other than any violation that arises out of or is based upon the circumstances described in clause (x) or (y) of Section 3.1 above and as to which the Purchaser is entitled to indemnification thereunder). For the avoidance of doubt, the Purchaser shall not be required to indemnify any Purchaser Indemnified Party for any losses, claims, damages or liabilities or expenses that arise out of or are based upon any action, inaction, provision of information or representation of any of the other Seller Indemnified Parties.

        3.3    Indemnification Procedures.    Any Person that proposes to assert the right to be indemnified under this Section 3 shall, promptly after receipt of notice of any claim, action, suit, proceeding or other litigation (collectively, an "Action") against such Person in respect of which a claim is to be made against an indemnifying party under this Section 3, notify such indemnifying party of the commencement of such Action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such Action shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 3, except to the extent that such indemnifying party is prejudiced by such failure to give notice. In case any such Action shall be brought and notice given to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any further legal or other expenses incurred by such indemnified party, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such Action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there are legal defenses available to it that are different from or in addition to those available to the indemnifying parties, (iii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such Action (in which case the indemnifying party shall not have the right to direct the defense of such Action on behalf of the indemnified party) or (iv) the indemnifying party shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of an Action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that (x) includes a statement as to or admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (y) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Action. An indemnifying party who is not entitled to, or elects not to, assume the defense of an Action will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such Action.

        3.4    Contribution.    If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for any and all losses, claims, damages or liabilities, joint or several, and expenses to which they may become subject, in such proportion as is appropriate to reflect the relative fault of the parties entitled to indemnification, on the one hand, and the indemnifying parties, on the other, in connection with the matter out of which such losses, claims, damages, liabilities or expenses arise or result from as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Liberty, on the one hand, or the Purchaser, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 3.4. Notwithstanding any other provision of this Section 3.4, the Purchaser shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such party from the sale of its Registered Shares pursuant to the Liberty Registration Statement exceeds the amount of damages which such party would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Liberty, on the one hand, and the Purchaser, on the other, agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

Section 4. RULE 144.

        Liberty shall use reasonable commercial efforts to (a) file any reports required to be filed by it under the Exchange Act and (b) make and keep public information available, as those terms are understood or defined under Rule 144 of the Securities Act, all to the extent required from time to time to enable the Purchaser to sell Registered Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission.

Section 5. MISCELLANEOUS.

        5.1    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of both parties.

        5.2    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery:

          (i)    if to Liberty:

                          Liberty Media Corporation
                          12300 Liberty Boulevard
                          Englewood, Colorado 80112
                          United States of America
                          Attention: Elisa Erickson
                          Telecopy: 1-720-875-5858

          (ii)    if to the Purchaser:

                          Sumitomo Corporation
                          1-8-11 Harumi
                          Chuo-ku, Tokyo 104-8610
                          Japan
                          Attention: Tsuguhito Aoki
                                               Corporate Officer
                                               Assistant to General Manager
                                               Media, Electronics and Network Business Unit
                          Telecopy: +81 3 5166 6301

                          with a copy to:

                          Attention: Naoki Saito
                                          Deputy General Manager
                                          Planning and Administration Dept.
                                          Media, Electronics and Network Business Unit
                          Telecopy: +81 3 5166 6308

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

        5.3    Assignment; Successor and Assigns.    The Purchaser may assign its rights and obligations under this Agreement only to (a) Salomon Smith Barney (or a Subsidiary), (b) Nikko Salomon Smith Barney (or a Subsidiary) (c) Salomon Brothers International Limited or (d) a Subsidiary of the Purchaser (any Person identified in (a), (b) or (c), such Subsidiary, a "Permitted Assignee") to whom the Purchaser has transferred the Shares, whether by operation of law or otherwise (a "Share Transfer"), provided that, concurrently with the Share Transfer, (i) the Purchaser delivers to Liberty written notice of such assignment ("Assignment Notice"), which Assignment Notice shall specify the name of the Permitted Assignee and that the Permitted Assignee meets the definition of "Subsidiary" set forth herein; and (ii) the Permitted Assignee delivers to Liberty a counterpart signature page to this Agreement ("Counterpart Signature Page"), pursuant to which the Permitted Assignee agrees to become a party to this Agreement and to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement. This Agreement shall inure to the benefit of and be binding upon (a) the Permitted Assignees of the Purchaser following Liberty's receipt of an Assignment Notice and a Counterpart Signature Page in accordance with this Section 5.3, and (b) the successors and assigns of Liberty; provided that nothing in this Section 5.3 shall be deemed (1) to permit any assignment, transfer or other disposition of Shares in violation of the terms of this Agreement or the Purchase Agreement, or (2) to release the Purchaser from any of its rights or obligations hereunder. Any transferee of Shares that is not a Permitted Assignee shall not be entitled to the benefits of this Agreement, and such Shares shall cease to be Registered Shares. For the avoidance of doubt, a Permitted Assignee that complies with this Section 5.3 shall be deemed to be the Purchaser for all purposes of this Agreement.

        5.4    Specific Enforcement.    Without limiting the remedies available to the Purchaser, Liberty acknowledges that any failure by it to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Purchaser for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser may obtain such relief as may be required to specifically enforce Liberty's obligations under Sections 2.1 through 2.4 hereof.

        5.5    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        5.6    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        5.7    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

        5.8    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LIBERTY MEDIA CORPORATION
By:
/s/ CHARLES Y. TANABE Name: Charles Y. Tanabe Title: Senior Vice President
Confirmed and accepted as of the date first above written:
SUMITOMO CORPORATION
By:
/s/ SHINGO YOSHII Name: Shingo Yoshii Title: General Manager Media Division

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REGISTRATION RIGHTS AGREEMENT